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                                                                    EXHIBIT 32.2


           CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of First Community Corporation (the "Company") on Form 10-QSB for the period ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Elizabeth O. Lollar, the principal financial officer of the Company certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, thAt, to the best of my knowledge: 1) the Report complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.




--------------------------------------------
Elizabeth O. Lollar
Executive Vice President and
         Chief Financial Officer of First Community Bank
(Principal Financial Officer of the Registrant)



August 9, 2004